Exhibit 10.28

SECOND AMENDMENT TO THE

EXECUTIVE RETIREMENT PLAN

OF

THE DUN & BRADSTREET CORPORATION

(As Amended and Restated Effective January 1, 2009)

THIS SECOND AMENDMENT to the Executive Retirement Plan of The Dun & Bradstreet Corporation (As Amended and Restated Effective January 1, 2009) (the “Plan”) is effective as of January 1, 2010 (the “Effective Date”).

WITNESSETH:

WHEREAS, Dun & Bradstreet Corporation (the “Corporation”) sponsors the Plan and the Corporation has delegated authority to the Compensation & Benefits Committee of the Board of Directors of the Corporation (the “Committee”) to amend the Plan; and

WHEREAS, it is deemed desirable to amend the Plan as set forth herein.

NOW, THEREFORE, it is hereby resolved that the Plan be, and it hereby is, amended to restrict participation in the Plan so that the only individuals who may become Participants on or after the Effective Date are employees who are designated as “officers” of the Corporation for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and who report directly to the Chief Executive Officer of the Corporation, as follows:

I.

Section 1.25 of the Plan is hereby amended by replacing it in its entirety with the following:

“1.25 ‘Participant’ means an employee of the Corporation or an Affiliate who became a participant in the Plan pursuant to Section 2.1 before January 1, 2010, or who becomes a participant in the Plan pursuant to Section 2.2 on or after such date, and who has not been removed pursuant to Section 2.3.”

II.

Section 2.1 of the Plan is hereby amended by adding the phrase “Prior to January 1, 2010,” to be beginning of the first sentence thereof and by deleting the phrase “are eligible for participation in the Plan” from that sentence and replacing it with the phrase “were eligible for participation in the Plan.”

III.

Existing Section 2.2 is hereby renumbered as Section 2.3 and the following new Section 2.2 is hereby added to the Plan:

“2.2 On and after January 1, 2010, only employees of the Corporation who (a) are designated as ‘officers’ of the Corporation for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and (b) report directly to the Chief Executive Officer of the Corporation are eligible for participation in the Plan as of the effective date of the designation or promotion that causes both aforementioned requirements to be satisfied.”

IN WITNESS WHEREOF, the Committee has caused this Second Amendment to be executed by the Plan Benefits Committee of the Corporation this 26th day of January, 2010.

/s/ Patricia A. Clifford
Patricia A. Clifford

/s/ Kathy Guinnessey
Kathy Guinnessey

/s/ Chester Verceglio
Chester Verceglio

/s/ Louis Sapirman
Louis Sapirman